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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 14, 2000
                              (December 31, 1999)




                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)


            TENNESSEE                    000-22217             62-1493316
 (State or other jurisdiction of        (Commission         (I.R.S. employer
  incorporation or organization)        File Number)        identification no.)


              20 BURTON HILLS BOULEVARD
                NASHVILLE, TENNESSEE                               37215
      (Address of principal executive offices)                   (Zip code)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

       Effective December 31, 1999, AmSurg Burbank, Inc. ("AmSurg"), a subsidiary of AmSurg Corp. (the "Company"), acquired from Pacific Eye Surgery Center, LLC, a California limited liability company (the "Seller"), a fifty-one percent ownership interest in the assets comprising the business operations of an ambulatory surgery center (the "Center") in Burbank, California.

       Pursuant to the terms of the Asset Purchase Agreement dated December 31, 1999, by and among AmSurg, the Company and the Seller, AmSurg paid an initial purchase price of $2,013,024 in cash and the Company issued 13,245 shares of Class A Common Stock valued at $75,000, subject to adjustment as set forth in the Asset Purchase Agreement. The cash used in the purchase transaction was provided primarily from borrowings under the Company's revolving credit agreement with SunTrust Bank, Nashville. The consideration paid to the Seller was determined through arm's-length negotiations between AmSurg and the shareholders of the Seller. Following the asset purchase, AmSurg and the Seller contributed their respective ownership interests in the assets of the Center into a newly formed limited partnership, The Burbank Ophthalmology ASC, L.P., and received proportionate ownership therein.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

       The business acquired did not meet the significant subsidiary tests requiring financial reporting under Regulation S-X.

(c)    Exhibits:

       2 Asset Purchase Agreement dated December 31, 1999 by and among AmSurg Burbank, Inc., AmSurg Corp. and Pacific Eye Surgery Center, LLC.












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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           AMSURG CORP.


                           By: /s/  Claire M. Gulmi
                               --------------------------------
                               CLAIRE M. GULMI

                               Senior Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)




Date:  January 14, 2000














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                                INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                  DESCRIPTION
  -------                                 -----------
    2        Asset Purchase Agreement dated December 31, 1999 by and among AmSurg
             Burbank, Inc., AmSurg Corp. and Pacific Eye Surgery Center, LLC.













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